Exhibit 10.10

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of March 2021.

BETWEEN:

MCLOUD TECHNOLOGIES (CANADA) CORP.

(the “Employer”)

-and-

KIM CLAUSS

(the “Employee”)

WHEREAS the Employer operates in the technology industry throughout the Province of British Columbia and elsewhere;

AND WHEREAS the Employer has offered the Employee employment in the role of

Executive Vice President, HR/Global Talent, which the Employee has accepted;

AND WHEREAS the Employer and the Employee wish to enter into this Employment Agreement (this “Agreement”) in order to formally define the terms and conditions governing the employment of the Employee by the Employer, as well as each of their respective rights and obligations;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the offer of employment and the mutual covenants and agreements set forth herein, and other valuable consideration, the Employer and the Employee (collectively the “Parties” and singularly a “Party”) covenant and agree as follows:

550-510 Burrard St. Vancouver, BC V6C 3A8

ARTICLE I – DEFINITIONS AND INTERPRETATION

1.1 Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

(a)	“Affiliate” or “Affiliates” means an affiliated body corporate as defined in the Business Corporations Act, R.S.A. 2000, c. B-9, as amended;

(b)	“Benefits” means those benefits, perquisites and allowances as described in Section 3.2, but only to the extent that the Employee is participating in them as at the Date of Termination;

(c)	“Board” means the board of directors of the Employer;

(d)

“Business” means the business of the Employer and its Affiliates, being the business of providing, creating and advancing mobile cloud based, artificial intelligence, internet of things (IoT) and virtual analytical tools used by its customers in the food service, oil and gas, power generation and engineering industries to monitor, evaluate and optimize core infrastructure, assets and systems in equipment and facilities. Business also includes tools and processes created and used by the Employer and its Affiliates, including, without limitation to AssetCareTM, predicted analytics, digital twins and other intellectual property developed to assist customers in managing their infrastructure, assets and systems.

(e)

“Confidential Information” means information disclosed or accessible to the Employee or acquired by the Employee as a result of her employment with the Employer and which is not in the public domain or otherwise required to be disclosed by applicable law and includes, but is not limited to, information relating to the Employer’s or any of its Affiliates’ current, future or proposed products/services or development of new or improved products/services, marketing strategies, sales or business plans, the names and information about the Employer’s or any of its Affiliates’ past, present and prospective customers and clients, technical data, records, reports, presentation materials, interpretations, forecasts, test results, formulae, projects, research data, personnel data, budgets, unpublished financial statements or other financial information, Innovations (as hereinafter defined), personal information relating to any employees, officers or directors, and any other information known by the Employee to have been received by the Employer from third parties pursuant to an obligation of confidentiality. For purposes of this definition, the word “Affiliates” shall include any officer, director or shareholder of an Affiliate of the Employer;

(f)

“Date of Termination” means the date of cessation of the Employee’s employment with the Employer, regardless of the reason therefor and without regard to any notice of termination, pay in lieu of notice of termination, severance, or other damages paid or payable to the Employee, whether pursuant to this Agreement or at law;

(g)	“ESC” means the Employment Standards Code, R.S.A. 2000, c. E-9, as amended or such other employment standards legislation as may be applicable to the Employee’s employment with the Employer;

(h)

“Innovations” means any of the following: inventions, processes and improvements (whether or not protectable under patent laws); techniques, ideas, concepts and programs; works of authorship and information fixed in any tangible medium, including source code for software (whether or not protectable under copyright laws) and all moral rights therein; mask works or integrated circuit topography; trademarks, trade names, trade dress and trade secrets and know- how (whether or not protectable under trade secret laws); any subject matter protectable under patent, copyright, mask work, trademark, trade secret or other similar laws; and any derivative works, improvements, renewals, extensions or continuations relating to any Innovation;

(i)	“Just Cause” means any conduct by the Employee which would constitute just cause for dismissal as recognized by law and shall, for greater certainty, includes where:

(i)	The Employee materially breaches any of the terms of this Agreement;

(ii)

The Employee has demonstrated serious misconduct, dishonesty, fraud or negligence in the performance of his duties and responsibilities under this Agreement or is carrying out such duties and responsibilities in a manner that is unsafe or will cause harm or damage of any kind to the Employer or other employees, contractors or third persons;

(iii)

The Employee commits an illegal or unethical act, either during or outside of the Employee’s regular working hours, or any other improper or reprehensible act, either during or outside of the Employee’s regular working hours, which compromises the reputation, goodwill, integrity or standing of the Employer within its industry or community; or,

(iv)	The Employee has been subject to prior disciplinary action or has failed to satisfy the requirements of any performance improvement plan;

(j)

“Person” means an individual, corporation, body corporate, partnership, joint venture, association, syndicate, trust or unincorporated organization and any trustee, executor, administrator or other legal representative; and,

(k)	“Restricted Period” means the period during which the Employee is employed by the Employer together with the eighteen (18) month period following the Date of Termination.

ARTICLE II – EMPLOYMENT: POSITION AND DUTIES

2.1 Position and Term. Subject to the terms and conditions set out in this Agreement, the Employer hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Employer, in the position of Executive Vice President, HR/Global Talent together with such other positions, offices or directorships of the Employer or its Affiliates as may be assigned to the Employee by the Employer. The term of the Employee’s employment shall commence on the date hereof and shall be for an indefinite duration, subject to early termination in accordance with the terms of this Agreement.

2.2 Full-Time. The Employee’s position with the Employer is intended to be full-time. The Employee shall devote her full working time and attention on an exclusive basis to the business and affairs of the Employer, acting in the best interests of the Employer at all times. The Employee shall not accept nor hold any position as an officer, director, employee, consultant, or any like position for or on behalf of any Person without the prior written approval of the Employer, which approval may be withheld in the Employer’s sole discretion.

2.3 Duties; Reporting. The Employee shall report to and be subject to the general direction of Russ McMeekin, CEO performing such duties and responsibilities consistent with her position as may be assigned to him. The Employee shall perform all duties in accordance with the instructions of the Employer or as otherwise may be designated by the Employer, and all of the Employer’s policies and codes of conduct, rules and regulations in effect from time to time. The Employer retains full authority to change the Employee’s duties and responsibilities and reporting relationships and to assign new duties and responsibilities provided that such changes do not result in a material diminution of the scope or dignity of the Employee’s overall duties and responsibilities.

2.4 Employee’s Covenant. The Employee represents and warrants to the Employer that:

(a)

She is free to enter into this Agreement and that he is not subject to any obligation or restriction (whether under contract, statute, at common law or otherwise) which would prevent or interfere with the performance of all of her obligations hereunder (including, without limitation, any non-competition obligation or restriction or any fiduciary duty to any current or former employer or any Person for or of which the Employee is or at any time was a director, officer or security holder); and,

(b)

The execution and delivery of this Agreement by the Employee, the acceptance by the Employee of employment with the Employer, and the performance by the Employee of all of her obligations hereunder will not give rise to any claim or right (whether under contract, statute, at common law or otherwise) on the part of or in favour of any Person:

(i)	Against the Employee or the Employer (or any of its Affiliates); or,

(ii)

To any ownership interest in any intellectual property or other assets or property of the Employer or any of its Affiliates, including any Innovations which the Employee, solely or jointly with others conceives, reduces to practice, creates, derives, develops or makes in the course of or related to the Employee’s employment with the Employer.

ARTICLE III – COMPENSATION AND BENEFITS

3.1 Base Salary. During the Employee’s active employment with the Employer, the Employer shall pay to the Employee a base salary of CDN $235,000 annually (the “Base Salary”), such payments to be made semi-monthly by electronic deposit.

3.2 Benefits. During the Employee’s employment with the Employer, but subject in all cases to eligibility and compliance with any waiting periods, the Employee shall be entitled to participate in the group health insurance and other benefit plans and policies provided to similarly situated employees of the Employer (collectively, “Benefits”). The Employee’s entitlements, if any, are subject to and shall be governed by the terms and conditions of all applicable plans and policies.

3.3 Vacation. The Employee shall be entitled to 20 days paid time off (PTO) per annum, pro-rated in the first year of employment to the Employee’s commencement date. The Employee shall be entitled to PTO in accordance with the policies of the Employer, to be taken at such periods and during such intervals as shall be upon by the Employer and the Employee. Accumulated vacation time or pay may not be carried forward except in accordance with the Employer’s policies or with the Employer’s prior written approval.

3.4 Performance Bonus. The Employee will be eligible to participate in the management bonus program with a target of 40% of base salary. Payouts will be determined based on combination of performance metrics set forth by the Board of Directors and individual performance objectives to be mutually agreed upon.

3.5 Participation in Incentive Plans. The Employee may be entitled to participate in the bonus or incentive plans of the Employer, as may be amended from time to time by the Employer, at its sole discretion, unless otherwise determined by the Employer in its sole discretion. The Employee’s rights and obligations as the holder of any stock options (or any other equity interest in the Employer) shall be governed by the terms of the agreement or other document governing the terms of the applicable plan. Subject to the terms of any bonus or incentive plans of the

Employer, in the event that the employment of the Employee is terminated for any reason prior to a bonus or grant of stock options being declared, and regardless of whether the employment of the Employee is terminated by the Employee or the Employer, the Employee’s participation in and eligibility for all bonus or incentive plans or other equity or profit participation plans shall terminate immediately upon the Date of Termination and the Employee shall only be entitled to any additional bonus or incentive award earned pro rata up to the Date of Termination, in addition to any amount that may have been earned and owing as of the Date of Termination, and any options to purchase any securities of the Employer then held by the Employee shall be dealt with and governed by the terms of the plan governing such options.

3.6 Equity. Subject to the formal approval of the Board of Directors, the Employee will receive 25,000 Restricted Stock Units (“RSU”) and 50,000 stock options priced as of March 1, 2021 (the “Options”) governed by the Employee Stock Plan with three (3) year annual vesting. The Options and their exercise, retention or disposition shall be governed by the Equity Incentive Plan established by the Employer.

3.7 No Other Benefits/Aggregate Compensation. The Employee is not entitled to any other payment, benefit, perquisite, allowance or entitlement other than as specifically set out in this Agreement.

3.8 Withholding. All amounts paid or payable and all Base Salary, Benefits, perquisites, allowances or entitlements provided to the Employee under this Agreement are subject to applicable taxes and withholdings. For greater certainty, to the extent required by law, the Base Salary, Benefits, perquisites and allowances provided for in this Agreement and all payments referred to in Article IV shall be deemed to be taxable benefits. Accordingly, the Employer shall be entitled to deduct and withhold from any amount payable to the Employee hereunder such sums that the Employer is required to withhold pursuant to any federal, provincial, state, local or foreign withholding or other applicable taxes or levies. Notwithstanding the foregoing, the Employee acknowledges and agrees that she is solely responsible for all tax liability arising from the Employee’s receipt of any payments, benefits, perquisites, allowances or entitlements as set out in this Agreement.

ARTICLE IV – TERMINATION OF EMPLOYMENT

4.1 Early Termination. Notwithstanding any other provision in this Agreement, the Employee’s employment is subject to early termination at any time prior as follows:

(a)	Just Cause. Subject to section 4.2, the Employer may terminate this Agreement and the Employee’s employment at any time forthwith for any Just Cause;

(b)

Resignation. Subject to section 4.3, the Employee may terminate this Agreement and her employment at any time by providing written notice to the Employer specifying the effective Date of Termination, such date being not less than thirty (30) days after the date of the notice.

(c)

Change of Control. in such case the company is acquired or the majority of ownership is changed by way of the corporate control transaction in which the company materially alters its control and operational structure .

(d)

Without Just Cause. Subject to section 4.4, the Employer may terminate this Agreement and the Employee’s employment without Just Cause at any time by providing written notice to the Employee specifying the effective Date of Termination.

4.2 Termination for Just Cause. If this Agreement and the Employee’s employment is terminated pursuant to Section 4.1(a), the Employer shall pay to the Employee an amount equal to the Base Salary and vacation pay earned by and payable to the Employee up to the Date of Termination and the Employee shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, or any damages whatsoever. The Employee’s entitlement to and participation in the Benefits and in all other benefits, perquisites, allowances or other entitlements whatsoever shall terminate automatically and immediately upon the Date of Termination. The Employee’s participation in and eligibility for all bonus or incentive plans or other equity or profit participation plans shall terminate immediately upon the Date of Termination and the Employee shall only be entitled to any amounts that may have been earned and owing as of the Date of Termination.

4.3 Termination by Resignation. If this Agreement and the Employee’s employment is terminated in the event of a resignation by the Employee pursuant to Section 4.1(b), the Employer shall pay to the Employee an amount equal to the Base Salary and vacation pay earned by and payable to the Employee up to the end of the notice period and the Employee shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, or any damages whatsoever thereafter. Notwithstanding the forgoing, following the receipt of the notice of resignation by the Employee as required pursuant to section 4.1(b), the Employer may, in its sole discretion, elect to terminate the employment of the Employee immediately or at such other earlier date prior to the end of the notice period specified in the notice of termination, and where so elected, the Employer shall pay to the Employee the amount of Base Salary the Employee would have earned during the notice period. In any case, the Employee’s entitlement to and participation in the Benefits and in all other benefits, perquisites, allowances or other entitlements whatsoever shall terminate upon the Date of Termination. The Employee’s participation in and eligibility for all bonus or incentive plans or other equity or profit participation plans shall terminate upon the Date of Termination.

4.4 Termination without Just Cause. If this Agreement and the Employee’s employment is terminated without Just Cause pursuant to Section 4.1(c) the following provisions shall apply:

(a)

the Employer shall pay to the Employee an amount equal to the base salary and vacation pay earned and payable to him up to the Date of Termination; as severance, the Employer shall pay to the Employee nine (9) months base salary and benefits, which amounts shall, unless otherwise agreed between the parties or as otherwise required pursuant to the minimum provisions of the

ESA, be paid on a regular payroll basis in equal instalments and benefits will continue as usual for the duration of the severance period; The Employee’s participation in and eligibility for all bonuses or incentive plans or other equity or profit participation plans shall terminate immediately upon the Date of Termination and the Employee shall only be entitled to any additional bonus or incentive award earned pro rata up to the Date of Termination, in addition to any amount that may have been earned and owing as of the Date of Termination, and any options to purchase any securities of the Employer then held by the Employee shall be dealt with and governed by the terms of the plan governing such options.

(b)

as severance in the event of acquisition, the Employer shall pay to the Employee nine (9) months base salary and benefits, which amounts shall, unless otherwise agreed between the parties or as otherwise required pursuant to the minimum provisions of the ESA, be paid on a regular payroll basis in equal instalments and benefits shall continue as usual;

4.5 Minimum Standards. To the extent that the ESC requires any notice of termination, termination pay or severance pay greater than the notice, termination pay and severance pay provided for in this Agreement, then such minimum employment standards legislation shall be deemed to be incorporated into this Agreement and shall prevail to the extent greater.

4.6 Resignation as Director, President and Officer. The Employee covenants and agrees that, upon any termination of this Agreement and of her employment, howsoever caused, she shall forthwith tender her resignation from all offices, directorships and trusteeships then held by the Employee at the Employer or any of its Affiliates, such resignation to be effective upon the Date of Termination. If the Employee fails to resign as set out above, the Employee hereby grants a limited power of attorney to the Employer in order to effect the resignation of the Employee from all such offices, directorships and trusteeships and hereby authorizes the Employer to appoint any person in the Employee’s name and on the Employee’s behalf to execute any documents or do anything necessary or required to give effect to such resignation.

4.7 Release. The parties agree that the provisions of this Article IV are fair and reasonable and that the payments, benefits and entitlements referred to in this Article IV are reasonable estimates of the damages which will be suffered by the Employee in the event of the termination of this Agreement and of her employment with the Employer and shall not be construed as a penalty. The Employee acknowledges and agrees that the payments pursuant to this Article IV shall be in full satisfaction of all terms of termination of her employment, including termination pay and severance pay pursuant to the ESA. Except as otherwise provided in this Article IV, the Employee shall not be entitled to any further notice of termination, payment in lieu of notice of termination, severance, damages, or any additional compensation whatsoever. As a condition precedent to any payment pursuant to Section 4.4 (other than the minimum termination pay and severance pay as may be required pursuant to the ESA), the Employee agrees to deliver a full and final release from all actions or claims in connection with the termination of this Agreement or of her employment in favour of the Employer, its Affiliates, and all of their respective officers, directors, partners, trustees, shareholders, employees, attorneys, insurers and agents.

4.8 Return of Property. All equipment, keys, pass cards, credit cards, software, material, written correspondence, memoranda, communication, reports, or other documents or property pertaining to the business of the Employer used or produced by the Employee in connection with her employment, or in his/her possession or under her control, shall at all times remain the property of the Employer. The Employee shall return all property of the Employer in her possession or under her control in good condition forthwith upon any request by the Employer or upon any of the termination of this Agreement or of the Employee’s employment (regardless of the reason for such termination).

ARTICLE V – CONFIDENTIALITY AND PROPRIETARY RIGHTS

5.1 Protection of Confidential Information. While employed by the Employer and following the termination of this Agreement and the Employee’s employment (regardless of the reason for any termination), the Employee shall not, directly or indirectly, in any way use or disclose to any person any Confidential Information except as provided for herein. The Employee agrees and acknowledges that the Confidential Information of the Employer is the exclusive property of the Employer to be used exclusively by the Employee to perform the Employee’s duties and fulfil her obligations to the Employer and not for any other reason or purpose. Therefore, the Employee agrees to hold all such Confidential Information in trust for the Employer, not to misuse such information, and to protect such Confidential Information from any misuse, misappropriation, harm or interference by others in any manner whatsoever. The Employee agrees to protect the Confidential Information regardless of whether the information was disclosed in verbal, written, electronic, digital, visual or other form, and the Employee hereby agrees to give notice immediately to the Employer of any unauthorized use or disclosure of Confidential Information of which he becomes aware. The Employee further agrees to assist the Employer in remedying any such unauthorized use or disclosure of Confidential Information.

5.2 Innovations. The Employee understands, acknowledges, and agrees that all Innovations which the Employee, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes in the course of or related to the Employee’s employment with the Employer shall belong solely to the Employer and all such Innovations which constitute works of authorship shall be “works made in the course of employment”. The Employee shall promptly disclose to the Employer in writing any and all Innovations, conceived, reduced to practice, created, derived, developed or made in the course of or otherwise in connection with the Employee’s employment with the Employer, whether alone or with others, and whether during regular working hours or through the use of facilities and properties of the Employer or otherwise which may in any way relate to the business of the Employer.

5.3 Assignment of Innovations. The Employee hereby assigns and agrees to assign to the Employer or such other party as the Employer may designate all of the Employee’s right, title, and interest (including but not limited to patent rights and copyrights) in and to all Innovations which the Employee, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes in the course of or related to the Employee’s employment, and all related patents, patent applications, copyright and copyright applications, and does hereby waive all moral rights, if any, that the Employee may have therein in favour of the Employer or such other party as the Employer may designate and, at the Employer’s request, the Employee agrees to provide whatever assistance the Employer (or such other party, as the case may be) may require to register, record, perfect, or otherwise secure the Employer’s (or such other party’s, as the case may be) rights in the Innovations. The Employee hereby irrevocably appoints and designates the Employer and its duly authorized officers and agents as her agents and attorneys-in-fact to act for and in the Employee’s behalf and instead of the Employee, to execute such documents and to take such actions as the Employer believes are necessary to effect the foregoing assignment.

ARTICLE VI – RESTRICTIVE COVENANTS

6.1 Non-Solicitation. The Employee covenants that she will not, without the prior written consent of the Employer, at any time during the Restricted Period, directly or indirectly, either individually or in partnership, jointly or in conjunction with any other person, firm, association, syndicate, company, or corporation or other entity, whether as agent, shareholder, employee, consultant, or in any manner whatsoever:

(a)

Solicit or entice away, or endeavour to solicit or entice away from the Employer, employ, or otherwise engage (as an employee, independent contractor or otherwise) any Person who is employed or engaged by the Employer as at the Date of Termination or who was so employed or engaged within the six (6) month period preceding the Date of Termination;

(b)

Solicit, divert, attempt to solicit or divert, or contact or communicate for the purposes of soliciting or diverting or ending or reducing its business with the Employer or any of its Affiliates, or accept any business or patronage from any Person who is a customer, client, supplier, investee or licensee of Employer or any of its Affiliates or which was a customer client, supplier, investee or licensee of Employer or any of its Affiliates at the Date of Termination or within the six (6) month period preceding such date.

6.2 Corporate Opportunities. Any business opportunities related in any way to the Business which become known to the Employee during the Employee’s employment shall be fully disclosed and made available to the Employer and shall not be pursued or appropriated by the Employee under any circumstance without the prior written consent of the Employer, even following the termination of the Employee’s employment, for whatever reason.

6.3 Non-Disparagement. The Employee agrees that she will not, at any time, during or after the cessation of her employment with the Employer (howsoever caused), make any statements or comments publicly (including to any current or former employee or business relation of the Employer or any of its Affiliates or to or likely to come to the attention of any media) any statements or comments of a negative nature or that could reasonably be considered negative of or concerning the Employer or its Affiliates, their boards of directors, or any of their officers or employees.

ARTICLE VII – REMEDIES

7.1 Remedy. The Employee acknowledges and agrees that he/she is employed in a fiduciary capacity, with obligations of trust and loyalty owed by the Employee to the Employer. Accordingly, the Employee agrees that the restrictions in Article V and Article VI are reasonable in the circumstances of the Employee’s employment and that the business and affairs of the Employer cannot be properly protected from the adverse consequences of the actions of the Employee other than by the restrictions set forth in this Agreement. If any of the restrictions are determined to be unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Employer but would be valid, for example, if the scope of their time periods or geographic areas were limited, the parties consent to the court making such modifications as may be required and such restrictions shall apply with such modifications as may be necessary to make them valid and effective.

7.2 Injunctions, Etc. The Employee acknowledges and agrees that in the event of a breach of the covenants, provisions and restrictions in Article V or Article VI by the Employee, the Employer’s remedy in the form of monetary damages will be inadequate. Therefore, the Employer shall be and is hereby authorized and entitled, in addition to all other rights and remedies available to it (which shall not be limited by the provisions of this Article VII), to apply to a court of competent jurisdiction for interim and permanent injunctive relief and an accounting of all profits and benefits arising out of such breach.

7.3 Survival. Each and every provision of Article I, Article V, Article VI and Article VII shall survive the termination of this Agreement and of the Employee’s employment regardless of the reason for such termination.

ARTICLE VIII – GENERAL CONTRACT TERMS

8.1 Currency. All amounts payable pursuant to this Agreement are expressed in and shall be paid in Canadian currency.

8.2 Rights and Waivers. All rights and remedies of the parties are separate and cumulative, and none of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies which either of the parties may have. Any purported waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

8.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.4 Time of Essence. Time shall be of the essence of this Agreement in all respects.

8.5 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the parties and their respective heirs, administrators, executors, successors and permitted assigns. The Employer shall have the right to assign this Agreement to any of its Affiliates or to any successor (whether direct or indirect, by purchase, amalgamation, arrangement, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer provided that such entity assumes all obligations hereunder; the Employee shall not be entitled to any payment or other consideration or to any advance notice of any such assignment. The Employee expressly consents to such assignment and, provided that such successor agrees to assume and be bound by the terms and conditions of this Agreement, all references to the Employer hereunder shall include its successor. The Employee shall not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of the Employee’s rights or obligations under this Agreement without the prior consent of the Employer, which may be arbitrarily withheld.

8.6 Amendment. No amendment of this Agreement will be effective unless made in writing and signed by the parties.

8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in that Province excluding any rule or principle of conflict of laws which might otherwise refer interpretation, construction, or the resolution of any dispute to the laws of another jurisdiction, and shall be treated, in all respects, as a Alberta contract.

8.9 Headings. The division of this Agreement into Sections and the insertion of headings are for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

8.10 Independent Legal Advice. The parties acknowledge that, prior to executing this Agreement, they have received independent legal advice and confirm that they fully understand this Agreement and that they are entering into this Agreement voluntarily.

8.11 Counterparts. This Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. The transmission by facsimile of, or e-mail transmission of a portable document format (.pdf), copy of the execution page hereof reflecting the execution of this Agreement by any party shall be effective to evidence the party’s intention to be bound by this Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page. Notwithstanding the date of execution or transmission of any counterpart, each counterpart shall be deemed to have the effective date first written above.

8.12 Indemnification. The Employee shall be entitled to the benefit of any indemnification provisions and directors’ and officers’ liability insurance that is provided to other officers of the Company if the Employee serves as a director or officer of the Employer.

Signatures on the next page

IN WITNESS WHEREOF this Agreement has been signed this 1st day of March 2021 by the parties hereto.

MCLOUD TECHNOLOGIES (CANADA) CORP.

Per:	/s/ Russ McMeekin
Russ McMeekin
CEO

/s/ Kim Clauss
Kim Clauss:
Witness:

550-510 Burrard St.

Vancouver, BC V6C 3A8